Exhibit 4.5

0% SERIES C CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK

Number: 1	Initial Number of Shares: 750,000

CUSIP NO.: 854502 853

0% Series C Cumulative Perpetual Convertible Preferred Stock

(no par value)

(liquidation preference $1,000 per share)

of

STANLEY BLACK & DECKER, INC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

STANLEY BLACK & DECKER, INC., a Connecticut corporation (the “Corporation”), hereby certifies that Cede & Co. or registered assigns (the “Holder”) is the registered owner of a number of fully paid and non-assessable shares of preferred stock of the Corporation designated the “0% Series C Cumulative Perpetual Convertible Preferred Stock,” with no par value and liquidation preference $1,000 per share (the “Convertible Preferred Stock”) as set forth in Schedule A hereto. The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Restated Certificate of Incorporation of the Corporation, as the same may be amended from time to time in accordance with its terms (the “Certificate of Incorporation”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Incorporation. The Corporation will provide a copy of the Certificate of Incorporation to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to Section 3C of the Certificate of Incorporation, which select provisions and Section 3C the Certificate of Incorporation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Incorporation and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Incorporation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Stanley Black & Decker, Inc. has executed this certificate as of the date set forth below.

STANLEY BLACK & DECKER, INC.
By:	/s/ Michael A. Bartone
	Name:	Michael A. Bartone
	Title:	Vice President, Corporate Tax, and Treasurer
By:	/s/ Catherine S. Torello
	Name:	Catherine S. Torello
	Title:	Assistant Treasurer
Dated:	May 17, 2017

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Incorporation.

COMPUTERSHARE INVESTOR SERVICES, LLC as Transfer Agent

By:	/s/ Adela Forsyth
	Name:	Adela Forsyth
	Title:	Assistant Vice President

Dated:	May 17, 2017

REVERSE OF SECURITY

STANLEY BLACK & DECKER, INC.

0% Series C Cumulative Perpetual Convertible Preferred Stock

In connection with a Successful Remarketing, the Board of Directors, after consultation with the Remarketing Agent, may increase the Dividend Rate, increase the Conversion Rate and/or establish a Modified Redemption Date. Following any Dividend Increase Remarketing, Holders of Convertible Preferred Stock shall be entitled to receive when, as and if authorized by the Board of Directors and declared by the Corporation out of funds legally available for the payment of dividends, cumulative dividends on each share of Convertible Preferred Stock at the applicable Dividend Rate on the Liquidation Preference per share of the Convertible Preferred Stock, payable in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Corporation’s election (subject to the limitations described in Section 3C of the Certificate of Incorporation).

The shares of Convertible Preferred Stock shall be redeemable as provided in the Certificate of Incorporation. The shares of Convertible Preferred Stock shall be convertible in the manner and according to the terms set forth in the Certificate of Incorporation. If any Holder of shares of Convertible Preferred Stock elects to convert its shares in connection with a Fundamental Change, in certain circumstances, the Corporation will adjust the Conversion Rate for shares of Convertible Preferred Stock surrendered for conversion as set forth in Section 3C of the Certificate of Incorporation.

As required under Connecticut law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this 0% Convertible Preferred Stock)

Signature Guarantee:                     1

[1]	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert 0% Series C Cumulative Perpetual Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”)          shares of 0% Series C Cumulative Perpetual Convertible Preferred Stock (the “Convertible Preferred Stock”), represented by stock certificate No(s).          (the “Convertible Preferred Stock Certificates”) into shares of common stock, par value $2.50 per share (“Common Stock”), of Stanley Black & Decker, Inc. (the “Corporation”) according to the conditions of the Restated Certificate of Incorporation of the Corporation, as the same may be amended from time to time in accordance with its terms, establishing the terms of the Convertible Preferred Stock (the “Certificate of Incorporation”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation is not required to issue shares of Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Incorporation.

Date of Conversion:

Number of shares of Convertible Preferred Stock to be Converted:

Signature:

Name:

Address:[2]

Fax No.:

[2]	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

SCHEDULE A

Stanley Black & Decker, Inc.

Global Preferred Share

0% Series C Cumulative Perpetual Convertible Preferred Stock

The initial number of shares of Convertible Preferred Stock represented by this Global Preferred Share shall be 750,000. The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Preferred Share	Amount of increase in number of shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized officer of Registrar